                                                                    Exhibit 3.20
                                                                    ------------



                                   BYLAWS OF

                         TOKHEIM AUTOMATION CORPORATION

                                   ARTICLE 1

                                    OFFICES
                                    -------

          1.01 The registered and principal office of the Corporation is 10857 Rockley Road, and the name of the registered agent of the Corporation at such address is Donald J. Drapp. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE 2

                             SHAREHOLDERS' MEETINGS
                             ----------------------

                               Place of Meetings

          2.01 All meetings of the Shareholders shall be held at the registered office of the Corporation, or any other place within or without this State, as may be designated for that purpose from time to time by the Board of Directors.

                             Time of Annual Meeting

          2.02 The annual meeting of the Shareholders shall be held each year within one hundred fifty (150) days after the end of the Corporation's fiscal year on such date as the Board of Directors shall designate.

                                Special Meetings

          2.03 Special meetings of the Shareholders for any purpose or purposes whatsoever may be called at any time by the CEO or President; or by the Board of

Directors; or by any two (2) or more Directors, or if there are two or less Directors, by any Director; or by one or more Shareholders, holding not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting.

                               Notice of Meeting

          2.04 Notice of a meeting of the Shareholders, stating the place, day and hours of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, unless waived in writing, shall be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the Shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. Notice of the adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

                                     Quorum

          2.05 A majority of the voting shares represented in person or by proxy constitutes a quorum for the transaction of business. Business may be continued until adjournment after withdrawal of enough Shareholders to leave less than a quorum.

                                     Voting

          2.06 When a quorum is present at a meeting, the vote of a majority of the shares having voting power, present in person, or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which a higher vote is required by statutes, the Articles of Incorporation, or these Bylaws, in which case the express provision shall govern. Only persons in whose names shares appear on the share records of the Corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting, unless some other day is fixed by the Board of Directors for the determination of Shareholders of record. Cumulative voting denied to all Shareholders. Each Shareholder of record may cast one vote for each director's position for each share of stock of which he is the record owner. The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

                           Voting by Voice or Ballot

          2.07 Voting for the election of Directors shall be by voice unless any Shareholder demands a ballot vote before the voting begins.

                                    Proxies

          2.08 Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the Shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

                              Consent of Absentees

          2.09 No defect in the calling or noticing of a Shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each Shareholder not present in person or by proxy signs a written waiver of notice, consents to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                             Action Without Meeting

          2.10 Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken by Shareholder without a meeting if each Shareholders entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the Corporation.

                         Telephone and Similar Meetings

          2.11 Shareholders, Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              Conduct of Meetings

          2.12 At every meeting of the Shareholders, the CEO, or in his or her absence, the President or Vice President designated by the CEO, or, in the absence of such designation, a chairperson (who shall be the President or one of the Vice Presidents, if any is present) chosen by a majority in interest of the Shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairperson. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence at such meeting of the Secretary or Assistant Secretary, the chairperson may appoint another person to act as Secretary of the meeting. The chairperson of any meeting of Shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seen to him or her in order.


                                   ARTICLE 3

                                   DIRECTORS
                                   ---------

                                     Powers

          3.01 The Directors shall act only as a board, and an individual Director shall have no power as such unless there is at the time only one Director. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or these Bylaws, as to actions to be authorized or approved by the Shareholders. The Board of Directors may be contract or otherwise, give general or limited or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation to transact any special business requiring such authorization.

                     Number and Qualification of Directors

          3.02 The authorized number of Directors of this Corporation shall be three (3). The Directors need not be Shareholders of this Corporation or residents of Texas. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but an decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

                          Election and Term of Office

          3.03 The Directors shall be elected annually by the Shareholders entitled to vote and shall hold office until their respective successor are elected, or until their death, resignation or removal.

                                   Vacancies

          3.04 Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. A Director elected to fill a vacancy shall be for the unexpired term of the predecessor Director.

                              Removal of Directors

          3.05 The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting.

                               Place of Meetings

          3.06 All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without the state as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

                                Regular Meetings

          3.07 Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the Shareholders of this Corporation, and at such other times as the Directors may determine. The meetings may be held by conference telephone.

                       Special Meetings--Call and Notice

          3.08 Special meetings of the Board of Directors for any purpose shall be called at any time by the President, or if he or she is absent or unable or refuses to act, by any Vice President or any two Directors, or if there are two or less Directors, by any Director. Written notices of the special meetings, stating the time, and, in general, the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director, as provided below, not later than three days before the day appointed for the meetings. Special meetings of the Board may be held by conference telephone. If the address or a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at his last known address.

              Validation of Meeting Defectively Called or Noticed

          3.09 The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are valid as though a meeting had been duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a Director at the meeting shall constitute a waiver of notice of the meeting, unless the express purpose for such attendance is to present the objection that the meeting is not lawfully called or convened.

                                     Quorum

          3.10 A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his or her dissent to such action is entered in the minutes of the meeting, or unless he or she shall file his or her written dissent thereto with the Secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

                          Board Action Without Meeting

          3.11 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually consent in writing to such action. As permitted by Article 9.10C of the Texas Business Corporation Act, members of the Board of Directors, or members of any committee designated by such Board, may participate and hold a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting pursuant to a conference call or similar communications equipment shall constitute presence in person at such meeting.

                              Adjournment--Notice

          3.12 A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned, but shall be supplied on request. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                              Conduct of Meetings

          3.13 The President, or, in his or her absence, any Director selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

                                  Compensation

          3.14 Directors shall serve without compensation for their services as directors, but may receive from the Corporation such fees for attendance at meetings and such reimbursement for expenses as may be fixed or determined by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

                                   ARTICLE 4

                                    OFFICERS
                                    --------

                             Title and Appointment

          4.01 The officers of the Corporation shall be a President, Vice President, Secretary, and Treasurer and such other assistants and other officers as the Board of Directors shall from time to time determine. Any two offices, except President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix compensation (if any) and tenure of all officers.

                                   Vacancies

          4.02 If the office of the President, Vice President, Secretary, Assistant Secretary (if any), Treasurer, or Assistant Treasurer (if any) becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his or her successor is elected.

                                   President

          4.03 The CEO shall be the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation, and shall have the general powers and duties of management usually vested in the general powers and duties of management usually vested in the office of CEO of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in course of his or duties he or she shall:

          (1) Preside at all meetings of the Shareholders and at all meetings of the Board of Directors, and shall be ex officio a member of all the standing committees, if any.

          (2) Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

          (3) When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business may require.

          (4) Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the officers, agents, and employees of the Corporation.

          4.04 The President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Board of Directors and the CEO, have day to day supervision, direction, and control of the business and officers of the Corporation. The President shall have such other powers and duties as prescribed by the Board of Directors, the CEO or the Bylaws.

                                 Vice President

          4.05 In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors of the Bylaws.

                                   Secretary

          4.06  The Secretary shall:

          (1) Sign, with the CEO, or President or a Vice President, certificates for shares of the Corporation.

          (2) Attest and keep at the principal office of the Corporation the original or a copy of its Bylaws as amended or otherwise altered to date.

          (3) Keep at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and Shareholders, executive committee, and other committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present or represented at Shareholders' meetings, and the proceedings thereof.

          (4) Sign or attest such documents as may be required by law or the business of the Corporation, and keep the corporate seal and affix it to such instruments as may be necessary or proper.

          (5) See that all notices are duly given in accordance with the provisions of these Bylaws as required by law.

          (6) Be custodian of the records and of the seal of the Corporation and see that it is engraved, lithographed, printed, stamped, impressed upon or affixed to all certificates for shares prior to their issuance.

          (7) Keep at the principal office of the Corporation a share register or duplicate share register showing the names of the Shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation.

          (8) See that the books, reports, statements, certificates and all other documents and recordi required by law are properly kept and filed.

          (9) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

          (10) In case of the absence or disability of the Secretary or his or her refusal or neglect to act, the Assistant Secretary may perform all of the functions of the Secretary. In the absence or inability to act, or refusal or neglect to act of both the Secretary and the Assistant Secretary, any person there unto authorized by the President or Vice President or by the Board of Directors may perform the functions of the Secretary.

                              Assistant Secretary

          4.07 At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary, shall perform all the duties of the Secretary, and when so acting, he or she shall have all the powers of, and be subject to all the restrictions on, the Secretary. The Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, or the Secretary.

                                   Treasurer

          4.08  The Treasurer shall:

          (1) Be the custodian of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements of the Corporation, and deposit all moneys and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

          (2) Disburse the funds of the Corporation as ordered by the board of Directors, and prepare financial statements as they direct.

          (3) If required by the Board of Directors, give the Corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors) for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

          (4) Perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

                              Assistant Treasurer

          4.09 The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

                                   ARTICLE 5

                            EXECUTION OF INSTRUMENTS
                            ------------------------

                    Authority for Execution of Instruments

          5.01 The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized (including authorization by other provisions of these Bylaws), no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

                            Execution of Instruments

          5.02 Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by a Director, CEO, or the President or any Vice President and by the Secretary or any Assistant Secretary, and may have the corporate seal affixed thereto.


                                   ARTICLE 6

                        ISSUANCE AND TRANSFER OF SHARES
                        -------------------------------

                    Certificates for Paid and Unpaid Shares

          6.01 Certificates for shares (both treasury and authorized but unissued) of the Corporation shall be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been fully paid.

                               Share Certificates

          6.02 The Corporation shall deliver certificates representing all shares to which Shareholders are entitled, which certificates shall be in such form not inconsistent with that required by law and the Articles of Incorporation, as shall be approved and provided by the Board of Directors.
Each certificate shall bear upon its face the statement that the Corporation is organized in Texas, the name in which it is issued, the number and class of shares and series, and the par value. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. The certificate shall be signed by the President or a Vice President and a Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by a registrar, (either of which is other than the Corporation or an employee of the Corporation), and the seal of the Corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitations or references as are required by law.

                      Share Certificates If More Then One
                        Class of Shares Ever Authorized

          6.03 If the Corporation is ever authorized to issue more than one class of shares, then each certificate of stock representing shares issued by the Corporation shall contain the information required by Article 2.19B of the Texas Business Corporation Act in the form prescribed by said Article.

                               Payment for Shares

          6.04 The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation, or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.
When consideration, fixed as provided by law, has been paid, the share shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

                          Replacement of Certificates

          6.05 No new certificates shall be issued until the former certificate for the share represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

                               Transfer of Shares

          6.06 Share of the Corporation may be transferred by endorsement by the signature of the owner, his or her agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the Corporation to the same extent as if he or she had signed a written assent thereto.

                             Conditions of Transfer

          6.07 A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

                   Reasonable Doubts as to Right to Transfer

          6.08 When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the share on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his or her right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

                                   ARTICLE 7

                                   DIVIDENDS
                                   ---------

          7.01 The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares, in cash or property. However, no dividends may be declared which would render the Corporation insolvent. Dividends may be declared and paid only out of the unreserved and unrestricted earned surplus of the Corporation. Dividends may be paid with the shares of the Corporation's stock, whether Treasury shares or unissued shares, upon compliance with the provisions of Article 2.38 of the Texas Business Corporation Act.



                                 Corporate Seal

          7.02 The Board of Directors shall provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal.

                     Relation to Articles of Incorporation

          7.03 These Bylaws are subject to, and governed by, the Articles of Incorporation.


                                   ARTICLE 8

                              AMENDMENT OF BYLAWS
                              -------------------

          8.01 The power to alter, amend, or reveal these Bylaws is vested in the Directors by majority vote, subject to repeal or charge by action of the Shareholders.

                           Signatures and Attestation

          Adopted by the Board of Directors on ___________________, 19__, but effective back to _____________________, 19__, the date of incorporation of the Corporation.



                                   ---------------------------------------------
                                                                             CEO
                                   ---------------------------------


ATTEST



------------------------------------
                            Secretary
-------------------------


CORPORATE SEAL